UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of principal executive offices)	(Zip Code)

(703) 453-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

                Amendment to Employment Agreements.  On October 16, 2006, the Board of Directors of TNS, Inc. (“TNS”) and its wholly owned subsidiary, Transaction Network Services, Inc. (collectively with TNS, the “Company”), amended the employment agreements entered into by the Company with the following senior executives (each, an “Executive” and collectively, the “Executives”):  (i) Henry H. Graham, Jr., the Company’s Chief Executive Officer, (ii) Raymond Low, the Company’s President, (iii) Edward J. O’Brien, the Company’s Executive Vice President and Chief Financial Officer, and (iv) Michael Q. Keegan, the Company’s Chief Administrative Officer, General Counsel and Secretary (collectively, the “Amendments”).  A summary of the Amendments is set forth below:

(i)  Henry H. Graham, Jr.  Mr. Graham’s annual base salary was increased to $500,000, subject to any increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. Graham’s annual incentive bonus target was increased to 100% of his annual base salary.

(ii)  Raymond Low.  Mr. Low’s annual base salary was not changed from $400,000, but his annual incentive bonus target was increased to 100% of his annual base salary.

(iii)  Edward J. O’Brien.  Mr. O’Brien’s annual base salary was increased to $300,000, subject to any increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. O’Brien’s annual incentive bonus target was increased to 50% of his annual base salary.

(iv)  Michael Q. Keegan.  Mr. Keegan’s annual base salary was increased to $375,000, subject to any increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. Keegan’s annual incentive bonus target was increased to 50% of his annual base salary.

In addition, on October 16, 2006 the Board of Directors promoted Mark Cole to be a Executive Vice President and amended the compensation of Mark Cole and Scott Ziegler.  Mr. Cole’s annual base salary was increased to $235,000, subject to any increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. Cole’s annual incentive bonus target was increased to 35% of his annual base salary.  Mr. Ziegler’s annual base salary was increased to $210,000, subject to any increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.

Further, on October 16, 2006, the Board of Directors approved an amendment to the employment agreement previously entered into by the Company with Mr. Dennis Randolph, who was promoted on September 28 to serve as the Company’s Senior Vice President and Controller.  Pursuant to the amendment, Mr. Randolph’s  base salary was increased to $175,000 and his annual incentive bonus target was increased to 30% of his annual base salary, based upon the achievement of budgetary and other objectives set by the Board.  Mr. Randolph’s employment agreement also provides that he is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

Mr. Randolph’s employment agreement provides for a term that began on July 1, 2003 and will continue until his (i) his resignation with or without good reason, disability or death or (ii) until the Company’s chief executive officer, chief operations officer or chief financial officer decides to terminate Mr. Randolph’s employment with or without cause.  Under Mr. Randolph’s employment agreement, “good reason” means that the Company: (i) relocates Mr. Randolph’s place of employment, without his prior written consent, to a location which is greater than 50 miles from Reston, Virginia; (ii) assigns Mr. Randolph duties that are substantially inconsistent with his responsibilities as described in his employment agreement; (iii) reduces Mr. Randolph’s annual base salary or bonus as currently in effect; or (iv) materially reduces any benefits provided to Mr. Randolph, and “cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) substantial failure on the part of Mr. Randolph in his performance of the duties of the office held by him as reasonably directed by the Board of Directors (other than any such failure resulting from Mr. Randolph’s incapacity due to physical or mental illness), after notice to Mr. Randolph and a reasonable opportunity to cure; (iii) gross negligence or willful misconduct by Mr. Randolph with respect to the Company or any of its affiliates (including, without limitation, disparagement that adversely affects the reputation of the Company or any of its affiliates); or (iv) any material breach by Mr. Randolph of the sections of the employment agreement pertaining to his duties, non-competition or confidentiality.

If Mr. Randolph’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive (i) payment of his then current annual base salary for one year thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits until the earlier to occur of (a) eighteen months after the date of his termination and (b) the date on which Mr. Randolph becomes eligible for employer-provided health coverage with another employer.

The employment agreement requires that Mr. Randolph protect the confidentiality of the Company’s proprietary and confidential information.  Mr. Randolph has also agreed not to compete with the Company or solicit the Company’s employees or customers for a period of one year if he is terminated without cause or resigns for good reason, or for a period of six months if he is terminated for any other reason.

Amendment to Compensation of Chairman of the Board of Directors.  On October 16, 2006, the Board of Directors amended the compensation of John Sponyoe, as non-executive Chairman of the Board of Directors, to provide that he will receive an annual fee of $250,000 and will not receive any other fees otherwise payable to the Company’s directors.

Special Committee Compensation.  On October 16, 2006, the Special Committee of the Board of Directors approved the following compensation amounts for those independent board members who served on the Special Committee:  Mr. Stephen X. Graham shall receive $95,000, Mr. John V. Sponyoe shall receive $70,000 and Mr. John B. Benton shall receive $60,000.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Resignation of John J. McDonnell, Jr. as a director.  On October 12, 2006, TNS received a letter from John J. McDonnell, Jr. resigning from the Board of Directors. A copy of the letter from Mr. McDonnell is attached hereto as Exhibit 17.1.  In his letter, Mr. McDonnell stated that he resigned from the Board of Directors based upon, among other things, his assertion that the Board of Directors has not acted in the best interests of the Company or its stockholders.  These assertions generally relate to the actions by the Special Committee of the Board of Directors with respect to Mr. McDonnell’s proposal to acquire the Company and a subsequent third-party proposal to acquire the Company.

TNS’s Views.  The Company does not agree with Mr. McDonnell’s assertions concerning the motives or interests of the Special Committee nor does it agree with many of his factual statements.  On October 18, 2006, the Board of Directors delivered to Mr. McDonnell a letter replying to his allegations.  A copy of  the Board of Directors’ letter is attached hereto as Exhibit 17.2 and the text of such letter is incorporated herein by reference.

(d)  Appointment of Henry Graham as a director.  On October 16, 2006, the Board of Directors appointed Henry Graham to the Board of Directors to fill the vacancy created by Mr. McDonnell’s resignation.

Any information required under Item 404(a) of Regulation S-K with respect to Mr. Graham is included in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2006, which information is incorporated into this Item 5.02 by reference.

Item 8.01  Other Events.

Board of Directors dissolves Special Committee.  On October 16, 2006, the Board of Directors dissolved the Special Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

17.1         Resignation letter from John J. McDonnell, Jr.

17.2         Letter from the Board of Directors to John J. McDonnell, Jr.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TNS INC.
(Registrant)

By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Executive Officer

Date:  October 18, 2006